Exhibit 10.6

A19345

EXCLUSIVE OPTION AGREEMENT WITH KNOW-HOW

Agreement No. A19345

TABLE OF CONTENTS

Section 1	Grant
Section 2	Option Period
Section 3	Diligent Efforts
Section 4	Sharing of Information
Section 5	Option Fee
Section 6	Patent Costs
Section 7	Payments
Section 8	No Warranties
Section 9	No Assignment
Section 10	Indemnification; Insurance
Section 11	Termination
Section 12	Use of Names
Section 13	United States Government Interests
Section 14	Miscellaneous
Section 15	Notices and Other Communication
Section 16	Force Majeure
Section 17	Integration
Section 18	Contract Formation and Authority
Exhibit A	Evaluation Plan
Exhibit B	Mutual Confidential Disclosure Agreement

This Agreement is effective as of the date of the last signature below, (the “Effective Date”), between the University of Florida Research Foundation, Incorporated (hereinafter called “UFRF”), a nonstock, nonprofit Florida corporation, and Signet International Holding Inc., (hereinafter called “COMPANY”), a small entity Florida Corporation having its principal office at 205 Worth Avenue, Suite #316, Palm Beach, FL 33480.

WHEREAS, UFRF is the owner of certain Patent Rights relating to U.S. Patent No. 9,757,487, entitled Self-Sterilizing Device Using Plasma Fields, invented by Subrata Roy and Karl Zawoy and filed on May 19, 2010 and issued on September 12, 2017 (for reference T12627); and a Divisional U.S. Published Application 15/698,795, entitled Self-Sterilizing Device Using Plasma Fields, also invented by Subrata Roy and Karl Zawoy, filed on September 8, 2017, (for reference T16770) (hereinafter “Patent Rights”);

WHEREAS, UFRF is the owner of certain rights in Know-How relating to the Patent Rights, (hereinafter “Know-How”);

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WHEREAS, UFRF desires to transfer this technology to benefit the public;

WHEREAS, UFRF and COMPANY recognize that further work is required to develop to practical application the invention that is described and claimed in the Patent Rights and Know How; and

WHEREAS, COMPANY desires a period of time in which to evaluate the Patent Rights, potential products, and markets therefor, and to elect to negotiate a license for such Patent Rights and Know-How.

THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

Section 1	Grant

UFRF hereby grants to COMPANY an exclusive option to negotiate a royalty-bearing, limited-term, exclusive license to the Patent Rights and non-exclusive to Know-How in the following field(s) of use: Sterilization and Decontamination for Medical Systems for the territory of Worldwide (hereinafter the “Option Rights”). During the Option Period (defined below), COMPANY shall have the right to use the Patent Rights only to evaluate Option Rights according to the Evaluation Plan in Exhibit A (the ’“Evaluation Plan” ). Know-How is defined as unpatented technical information, research and development information, test results and data necessary for the effective exercise of the Patent Rights which have been developed by Dr. Roy as of the Effective Date and which are owned by University.

Section 2	Option Period

The Option Period shall commence on the Effective Date and expire on September 30, 2020, unless sooner terminated by the execution of a license agreement between the parties for the Option Rights. If COMPANY shall exercise its option hereunder by written notice to UFRF within the Option Period, the parties shall negotiate the license terms in good faith. However, all Option Rights expire on the later of ninety (90) days following UFRF’s receipt of such written notice by COMPANY exercising its Option Rights, or the last day of the Option Period.

Section 3	Diligent Efforts

During the Option Period, COMPANY shall use diligent efforts to evaluate the inventions described and claimed in the Patent Rights and Know-How. Such efforts shall include, but shall not be limited to, the sponsoring or performing work defined in the Evaluation Plan (Exhibit A) and the sharing of information regarding the results of the Evaluation Plan with UF RF. COMPANY shall submit to UFRF the Evaluation Report with relevant documentation no later than ten (10) business days prior to the expiration of the Option Period.

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Section 4	Sharing of Information

During the Option Period, COMPANY, UFRF and University of Florida shall share information obtained during or necessary for the conduct of the Evaluation Plan. Such information shall be exchanged under the terms of a Mutual Confidential Disclosure Agreement (Exhibit B). If a new invention whether patentable or not results from the sharing of information, COMPANY shall promptly provide notice of such invention to UFRF within thirty (30) days of such invention so that COMPANY and UFRF can come to an agreement on the filing of any patent applications using an attorney of UFRF’s choice. If the COMPANY does not exercise its option under this Agreement or a license agreement is not executed between the parties, COMPANY will be obligated to deliver to UFRF no later than ninety (90) days after termination of the Option Period any data that are generated by COMPANY under this Agreement. UFRF shall own such data. In addition, if a license agreement is not executed between the parties within the timeline stated in Section 2 above, COMPANY shall assign to UFRF any rights to inventions made during this Option Period, and COMPANY shall keep all information disclosed by UFRF or generated by either party under this Agreement confidential per the provisions of the executed Confidentiality Disclosure Agreement. COMPANY shall not use such data or information for any purpose. COMPANY warrants that all its employees and agents are obligated to assign to COMPANY all their rights in data, information, and inventions made during the Option Period.

Section 5	Option Fee

In consideration of the Option Rights herein granted to COMPANY by UFRF and as an indication of serious intent, COMPANY shall pay to UFRF the sum of one thousand two hundred dollars ($ 1,200) within thirty (30) days of the Execution Date, such sum to be nonrefundable.

Section 6	Patent Costs

UFRF will solicit input from COMPANY regarding (a) actions to be taken in connection with patent protection for the Patent Rights, and (b) fees, annuities, costs and expenses to be incurred in connection therewith. UFRF will submit, or will cause to be submitted to COMPANY all correspondence or other materials related to the preparation, filing, prosecution (including interferences and oppositions), issuance, maintenance and reporting of the Patent Rights for COMPANY’s review and comment prior to any filing or other submission thereof, and UFRF will give due consideration to comments provided by COMPANY or COMPANY’s counsel. If COMPANY fails to provide comments regarding actions to be taken. submissions or payment of fees, annuities, or other costs or expenses within fourteen (14) days of the date of UFRF’s submission thereof to COMPANY, then UFRF will assume COMPANY has no comments. During the Option Period, COMPANY shall reimburse UFRF for United States and/or foreign costs associated with the Patent Rights. If COMPANY shall not exercise its Option Rights, COMPANY shall in any event be liable to UFRF for UFRF’s out-of-pocket United States and foreign filing, prosecution, and maintenance costs, including attorneys’ fees, in countries selected by COMPANY and incurred during the Option Period or any ensuing period of good faith negotiations as set forth in Section 2 above. Such costs shall be reimbursed by COMPANY within thirty (30) days of invoicing by UFRF. COMPANY shall pay all amounts owing to UFRF under this Agreement in United States dollars at the following address:

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University of Florida Research Foundation, Inc.

288 Grinter Hall, PO Box 115500

Gainesville, Florida 32611-5500

Attention: Business Manager

For Wire Transfer Information: http://research.ufl.edu/ufrf/wiring.html. The wire transfer link is also included at the bottom of all invoices for your accounting purposes.

Section 7	Payments

Any amounts which remain unpaid after the date they are due to UFRF under any section of this Agreement shall accrue interest from the due date at the rate of one and one-half percent (1.5%) per month. However, in no event shall this interest provision be construed as a grant of permission for any payment delays. COMPANY is responsible for all wire/bank fees associated with all payments due to UFRF pursuant to this Agreement. COMPANY shall also be responsible for repayment to UFRF of any attorney, collection agency, or other out-of-pocket UFRF expenses required to collect overdue payments due from any applicable section of this Agreement

Section 8	No Warranties

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UFRF MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING AND KNOW-HOW.

Section 9	No Assignment

The Option Agreement and the Option Rights shall not be assignable, whether by operation of law or otherwise, and any attempt to do so shall be void.

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Section 10	Indemnification; Insurance

10.1	COMPANY shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold UFRF, the University of Florida Board of Trustees, the University of Florida, and each of their directors, officers, employees, and agents, and the inventors of the Patent Rights and Know-How, regardless of whether the inventors are employed by the University of Florida at the time of the claim, harmless against all claims and liabilities, including legal expenses and reasonable attorneys’ fees, whether arising from a third party claim or resulting from UFRF’s enforcing this indemnification clause against COMPANY, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from COMPANY’s evaluating the Patent Rights and Know-How or any other use of Patent Rights and Know-How by COMPANY. Notwithstanding the above, UFRF at all times reserves the right to retain counsel of its own to defend the interests of UFRF, the Florida Board of Governors, the University of Florida Board of Trustees, the University of Florida and the inventors of the Patent Rights and Know-How.

10.2	COMPANY warrants that it will maintain liability insurance coverage appropriate to the risk involved in evaluating the Patent Rights.

Section 11	Termination

11.1	UFRF may terminate this Agreement by giving COMPANY at least thirty (30) days written notice if COMPANY:

11.1.1	is delinquent on any report or payment obligation under this Agreement ;

11.1.2	is not diligently developing the Patent Rights and Know-How or meeting the milestones as outlined in the Evaluation Plan;

11.1.3	is in breach of any provision of this Agreement;

11.1.4	provides any false report to UFRF;

11.1.5	goes into bankruptcy, liquidation, or proposes having a receiver assume control any of its assets;

11.1.6	violates any laws or regulations of applicable government entities; or

11.1.7	ceases to carry on its business pertaining to the Patent Rights and Know-How

11.2	Termination under this Section 11 will take effect 30 days after written notice by UFRF unless COMPANY remedies the problem in that 30-day period. COMPANY may terminate this Agreement at any time by providing UFRF at least 45 days written notice. Upon the termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.

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Section 12	Use of Names

COMPANY may not use the names or logos of UFRF or the University of Florida, nor of any of either institution’s employees, agents, or affiliates, nor the name of any inventor of Patent Rights and Know-How, nor any adaptation of those names, in any promotional, advertising or marketing materials or any other form of publicity, or to suggest any endorsement by these entities or individuals. without the prior written approval of UFRF in each case.

Section 13	United States Government Interests

The United States Government has funded Grant No.             N/A             during the course of or under which any of the inventions of the Patent Rights were conceived or reduced to practice. The United States Government is entitled under the provisions of 35 U.S.C. §202-212 and applicable regulations to a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced those inventions for or on behalf of the United States throughout the world. Any license granted to COMPANY in this Agreement is subject to that license.

Section 14	Miscellaneous

14.1	Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of Florida without regard to its conflict of laws provisions, and venue for all claims or other causes of action arising out of this Agreement shall be in Gainesville, Florida. If any provisions of this Agreement are held invalid or unenforceable by a court of competent jurisdiction, those provisions shall be deemed automatically deleted; the remaining terms and conditions of this Agreement shall remain in full force and effect; and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. This Agreement may be amended. supplemented, or otherwise modified only by means of a written instrument signed by both parties.

14.2	independent Contractors. The parties are independent contractors and not joint venturers or partners.

14.3	No Security Interest. COMPANY may not encumber or otherwise grant a security interest in any of the rights granted under this Agreement to any third party.

14.4	Laws and Regulations. COMPANY shall comply with all local, state, federal, and international laws and regulations that are applicable to evaluating the Patent Rights or any other use of Patent Rights.

14.5	COMPANY acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data. computer software, laboratory prototypes, biological material, and other commodities. The transfer of such items may require a license from the cognizant agency of the U.S. Government or written assurances by COMPANY that it shall not export such items to certain foreign countries and/or foreign persons without prior approval of such agency. UFRF neither represents that a license is or is not required or that, if required, it shall be issued.

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Section 15	Notices and Other Communications

The parties shall provide any notice required to be given pursuant to this Agreement in writing to the addresses listed in this Section 15. Notice is effective on the day it is delivered personally with written receipt from an authorized signatory, on the second day after the day on which the notice has been delivered for next day delivery prepaid to a nationally recognized courier service, on the fifth business day following deposit in the United States mail if sent certified or registered mail, (return receipt acknowledgement is not required to certify delivery).

If to UFRF:	If to COMPANY:

President	Ernesto Letiziano
University of Florida Research	CEO
Foundation, Incorporated	Signet International Holding Inc.
223 Grinter Hall University of Florida	205 Worth Avenue, Suite #316
P. O. Box 115500	Palm Beach, FL 33480
Gainesville, FL 32611-5500	Phone: (561) 832-2000
Email: eletiziano@aol.com
with a copy to:	SKYPE: NESTO. SIGNET

UF Innovate | Tech Licensing
University of Florida
Attn: Director (Rm. 112)
747 SW 2nd Avenue
Post Office Box 115575
Gainesville, Florida 32611-5575

Section 16	Force Majeure

Neither party is responsible for default, delay, or failure to perform, if such default, delay or failure to perform is due to causes beyond the party’s reasonable control, including, but not limited to, strikes, lockouts, inactions of governmental authorities, war, fire, hurricane or other natural disaster, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove those causes of nonperformance and continues performance under this Agreement with reasonable dispatch when the causes are removed. In the event of a default, delay or failure to perform described in this Section 16, any date or times by which either party is scheduled to perform is extended automatically for a time equal to the time lost by reason of the excused default, delay or failure to perform.

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Section 17	Integration

This Agreement constitutes the full understanding between the parties with reference to its subject matter, and no statements or agreements by the parties, whether oral or in writing, may modify the terms of this Agreement. Neither party may claim any amendment, modification, or release from any provisions of this Agreement, unless the mutual agreement is in writing and signed by both parties.

Section 18	Contract Formation and Authority

18.1 The submission of this Agreement is not an offer, and this document is effective and binding only upon the execution by duly authorized representatives of both COMPANY and UFRF. Copies of this Agreement that have not been executed and delivered by both UFRF and COMPANY do not evidence an agreement between the parties. UFRF may terminate this Agreement without the requirement of any notice to COMPANY if UFRF does not receive the Option Fee within thirty (30) days of the Effective Date.

18.2 UFRF and COMPANY hereby warrant and represent that the persons signing this Agreement have authority to execute this Agreement on behalf of the party for whom they have signed.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

/s/ Jim O’Connell	Date: 9/16/19
Jim O’Connell
Assistant Vice President for Commercialization Director, UF Innovate | Tech Licensing

SIGNET INTERNATIONAL HOLDING INC.

/s/ Ernesto Letiziano	Date: 9-11-19
Ernesto Letiziano
CEO